                                                                                            EXHIBIT 10.2

ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Agreement”) is dated as of July 13, 2005, by and among TALK AMERICA HOLDINGS, INC., a Delaware corporation (“Parent”), LDMI TELECOMMUNICATIONS, INC., a Michigan corporation (“Company”), each of KEVIN E. SHEEHAN, DAVID MCL. HILLMAN and WILLIAM C. MULLIGAN, as representatives of the Stockholders (as defined below) (each a “Representative” and, collectively, the “Representatives”) and U.S. BANK NATIONAL ASSOCIATION (the “Escrow Agent”).

W I T N E S S E T H

WHEREAS, Parent, Lion Acquisition Corp., a Michigan corporation and a subsidiary of Parent (“Merger Sub”), and Company entered into an Agreement and Plan of Merger dated as of May 23, 2005 (the “Merger Agreement”), pursuant to which Parent agreed to acquire all of the outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), and preferred stock, no par value (the “Preferred Stock”), of Company pursuant to a merger of Merger Sub with and into Company (the “Merger”);

WHEREAS, at and as of the effective time of the Merger, each issued and outstanding share of Preferred Stock and Common Stock will be converted into the right to receive cash and shares of Parent’s common stock, par value $0.01 per share (the “Parent Stock”);

WHEREAS, certain indemnification obligations exist under the Merger Agreement, which obligations are to be satisfied from the shares of Parent Stock (as may be adjusted from time to time as provided in Section III.C hereof, the “Escrow Stock”) and cash (together with the proceeds of the investment thereof as herein provided and as may be adjusted from time to time as provided in Section III.C hereof, the “Escrow Cash” and, together with the Escrow Stock, the “Escrow Assets”) deposited with, and to be held and disposed of by, the Escrow Agent under this Agreement, which Escrow Assets are, in accordance with the terms of the Merger Agreement, to be withheld from the Merger Consideration (as defined in the Merger Agreement) otherwise payable to the holders of Preferred Stock identified on Exhibit A attached hereto (the “Stockholders”) and in the respective amounts of cash and Parent Stock set forth in such Exhibit A;

WHEREAS, Representatives have agreed to act as Stockholders’ agent hereunder, subject to the terms and conditions set forth herein; and

WHEREAS, to provide for the appropriate administration of the Escrow Assets, Parent, Company and the Representatives desire to establish an escrow account with the Escrow Agent subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, Parent, Company, the Representatives and the Escrow Agent (collectively, the “Parties” and sometimes, individually, a “Party”), intending to be legally bound, hereby agree as follows:

I.
Appointment. Parent, Company and the Representatives hereby appoint the Escrow Agent as escrow agent, and the Escrow Agent hereby accepts such appointment, on the terms and conditions set forth herein. Representatives shall act hereunder as the attorney-in-fact and agent of Stockholders, which Representatives shall have full authority to act, by majority vote amongst the Representatives, for and on behalf of Stockholders with respect to the Escrow Assets for all purposes of this Agreement. Representatives’ authority to act hereunder shall not be affected by the death, incapacity, illness, dissolution or other inability to act of any of the Stockholders.

    II. Establishment of Escrow.

A.
Concurrently herewith, Parent is depositing with the Escrow Agent (i) cash representing the total amount of the Escrow Cash and (ii) stock certificates representing the Escrow Stock, together with stock powers executed in blank related to the Escrow Stock. The Escrow Agent hereby acknowledges receipt of cash in an amount of $1,111,430.10 constituting the Escrow Cash, and stock certificates representing 90,000 Parent Shares constituting the Escrow Stock.

C.
The Escrow Agent shall invest and reinvest the Escrow Cash as directed in Section IV. Any earnings on the amount of the Escrow Cash shall be credited to and become part of the Escrow Cash and may be reinvested as provided in Section IV and any loss on the investment of the Escrow Cash shall be charged against the Escrow Cash.

D.
The Escrow Agent shall hold the Escrow Assets deposited with the Escrow Agent under this Agreement pursuant to and in accordance with this Agreement, and shall disburse the Escrow Assets only when and to the extent required by Section 3 hereof.

    III. Distributions from Escrow; Escrow Period.

A.
If at any time and from time to time Parent advises the Escrow Agent in writing (with a copy to Representatives in the manner set forth in Section X hereof) (such notice, a “Claim”) (a) that Parent is entitled to indemnification pursuant to Section 7.2 of the Merger Agreement, identifying the basis for such claim and the provision of the Merger Agreement upon which the claim is based, and (b) of the amount of indemnification due (the “Indemnity Amount”), then the Escrow Agent shall, within 15 Banking Days (as defined below) after the date of the written notice from Parent, deliver Escrow Assets in an amount equal to the Indemnity Amount to Parent, unless the Escrow Agent shall have received, within 10 Banking Days after the date of the written notice from Parent, a written objection from the Representatives to such delivery setting forth the amount in dispute, in which case the Escrow Agent shall deliver any undisputed amount to Parent, and shall continue to hold the disputed amount until either (A) receipt of a certificate signed by Parent and the Representatives directing the Escrow Agent to deliver Escrow Assets in an amount equal to the Indemnity Amount set forth in such certificate to Parent or (B) receipt of a formal order of a court of competent jurisdiction directing the Escrow Agent to deliver Escrow Assets in an amount equal to the Indemnity Amount specified in such order to Parent. Escrow Agent has the right to institute upon a Bill of Interpleader, should a controversy arise. The term “Banking Days” shall mean days other than Saturdays, Sundays or days on which banks in the State of Michigan may be closed.

B.
The release of Escrow Assets by the Escrow Agent to Parent of the Indemnity Amount in respect of any Claim in accordance with this Section III shall be made from the Escrow Cash and Escrow Stock with an aggregate value equal to such Indemnity Amount; with the shares of Parent Stock valued at $8.42 per share (the “Parent Stock Value”), in proportion to the respective interests of the Stockholders, as set forth in Exhibit A and, as to each Stockholder, in the respective proportion of Escrow Cash and Escrow Stock for such Stockholder set forth in Exhibit A (in each case as such respective proportion may have been adjusted by the substitution of cash for Parent Stock as provided in paragraph C of this Section III), provided that at the written direction of the Representatives delivered to the Escrow Agent within 12 Banking Days after the date of the written notice from Parent in respect of such Claim, the Escrow Agent shall deliver the portion of the Indemnity Amount deemed attributable to any Stockholder in such different proportions of cash and shares of Parent Stock as are indicated in such direction, provided that in no case can such proportions exceed as to any Stockholder the Escrow Cash and Escrow Stock deemed attributable to such Stockholder as set forth in Exhibit A (in each case as such respective proportion may have been adjusted by the substitution of cash for Parent Stock as provided in paragraph C of this Section III).

C.
By written direction of the Representatives delivered at any time to the Escrow Agent, there may be substituted for all or part of the shares of Escrow Stock attributable to any Stockholder as set forth in Exhibit A cash at the rate of the Parent Stock Value for each such share and, upon receipt of cash in such amount, the Escrow Agent shall release shares of Parent Stock from the Escrow Stock by delivery to the Representatives of a certificate for such number of shares of Parent Stock registered in the name of the Stockholder to whom such shares were attributable. All cash delivered in substitution shall be Escrow Cash for all purposes hereof and Escrow Agent shall amend Exhibit A hereto to reflect such change.

D.
Within 10 days after the date that is the earlier of (a) the 60th day after Parent files its first Annual Report on Form 10-K with the Securities and Exchange Commission after the date of this Agreement and (b) May 31, 2006 (the “Claim Date”), or, if earlier, the date on which Parent and the Representatives deliver to the Escrow Agent a written statement that no further liability exists pursuant to the Merger Agreement, the Escrow Agent shall disburse: (i) to each of the Stockholders, in accordance with the remaining shares of Parent Stock constituting part of the Escrow Stock and the remaining cash constituting part of the Escrow Cash attributable to such Stockholder as set forth in Exhibit A, less any amounts that the Escrow Agent shall have then previously been directed by Parent pursuant to Section III.A.(b) to hold as security for any claims pending under the Merger Agreement as of the Claim Date and any amounts as to which Parent shall have given notice to the Stockholders pursuant to Section 7.2(d)(1) of the Merger Agreement and less (i) any unpaid Escrow Agent fees or Escrow Agent expenses payable by the Representatives on behalf of Stockholders and then (ii) any unpaid Representative claims pursuant to Section IX or expenses pursuant to Section X hereto.

E.
Upon receipt by the Escrow Agent from time to time and at any time during the term of this Agreement of joint written instructions executed by the Representatives and Parent or a court order or arbitration award directing disbursement of Escrow Assets, the Escrow Agent shall promptly disburse Escrow Assets then held by it to the persons and in the amounts specified therein.

F.	Notwithstanding anything contained herein to the contrary, the Escrow Agent shall not be required at any time to disburse more than the aggregate amount of Escrow Assets then held by it.

G.	Nothing contained herein shall obligate or be construed to obligate the Representatives or Parent to submit any dispute or claim to arbitration.

             IV.    Investment of Escrow Cash; Deposit of Escrow Stock.

A.
During the term of this Agreement, at the joint written direction of Parent and the Representatives, Escrow Cash deposited shall be invested in an interest bearing money market account or other pooling arrangement that exclusively purchases and holds investments itemized in Exhibit B. Periodic statements will be provided to Parent and the Representatives reflecting transactions executed in the Escrow Cash. Parent and the Representatives, upon written request, shall receive a statement of transaction details upon completion of any securities transaction in the Escrow Cash without any additional cost. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Exhibit B or any investment made pursuant to the joint written investment instructions of Parent and the Representatives or as a result of any liquidation of any investment prior to its maturity or for the failure of the Representatives or Parent to give the Escrow Agent instructions to invest or reinvest in the Escrow Cash.

B.
Any earnings or loss on investment of the Escrow Cash shall be allocated as to each Stockholder in the respective proportion of Escrow Cash for such Stockholder set forth in Exhibit A (in each case as such respective proportion may have been adjusted by the substitution of cash for Parent Stock as provided in paragraph C of Section III). The parties hereto acknowledge and agree that any interest or other income earned on the Escrowed Cash shall constitute gross income of the Stockholders for all income tax purposes, and the Stockholders shall file all income tax returns (including without limitation, information returns) in a manner consistent with such treatment. The Representatives shall provide Escrow Agent with such written information as is necessary for the Escrow Agent to determine each Stockholder’s share of any income earned on the Escrowed Cash for income tax reporting purposes (including, without limitation, the preparation and filing of all IRS Form 1099s). The Escrow Agent shall distribute to the Stockholders throughout the term of this Agreement, on or about each April 1, June 1, September 1 and January 1, 48% of the interest or other income earned on the Escrowed Cash since the later of the date hereof or the determination date for the most recent such payment.

C.
The Escrow Agent shall hold each share of Escrow Stock in a separate account maintained for the benefit of the Stockholders and Parent. The Escrow Stock shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement.

D.
The Escrow Agent may make investments permitted by this Section through or from its own bond department or trust investments department, or its parent’s or affiliate’s bond department or trust investments department. Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Representatives, for and on behalf of the Stockholders, shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities. Parent and the Representatives acknowledge that regulations of the Comptroller of the Currency grant the Stockholders the right to receive brokerage confirmations of the security transactions as they occur. The Representatives, for and on behalf of the Stockholders, specifically waive such notification to the extent permitted by law and will receive periodic cash transaction statements which will detail all investment transactions.

              V.  Responsibilities and Duties of Escrow Agent.

A.
The Escrow Agent shall not incur any liability for following the instructions herein contained or provided for in any written instructions given jointly by the Representatives and Parent. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, shall fail to receive written instructions or shall receive instructions, claims or demands from any other Party that, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other Parties or by a final order or judgment of a court of competent jurisdiction.

B.
The Escrow Agent may rely and shall be protected in acting or refraining from acting on any written notice, instruction or request furnished to it hereunder. The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other material presented to or deposited with it nor any liability for any action taken, suffered or omitted in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper party or parties.

C.
The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred on it by this Agreement. The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the opinion of such counsel.

D.
The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings that may be instituted against it by third parties with respect to the subject matter of this Agreement. If the Escrow Agent does elect to act it will do so only to the extent that it is indemnified to its satisfaction against the cost and expense of such defense or initiation.

E.
The duties and responsibilities of the Escrow Agent are those herein specifically provided and no other. The Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of the Indemnification Agreement or of any other agreement or instrument, other than this Agreement. Its duties are ministerial in nature and, the Escrow Agent shall not incur any liability whatsoever other than for its own willful misconduct or gross negligence.

VI.     Escrow Agent Indemnification. Parent and the Representatives, for and on behalf of the Stockholders, hereby, jointly and severally, agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with its duties, obligations or performance as escrow agent under this Agreement, except as caused by its gross negligence or willful misconduct, including the legal costs and expenses of defending itself against or initiating any claim or liability in connection with its performance hereunder. The terms of this paragraph shall survive the termination of (i) this Agreement and (ii), with respect to claims arising in connection with the Escrow Agent’s duties while acting as such, the resignation or removal of the
                  Escrow Agent.

VII.    Escrow Agent Fee; Expenses of Escrow Agent. Each of Parent and the Representatives, for and on behalf of the Stockholders, agrees to pay one-half of the fees of the
          Escrow Agent for its services hereunder as and when billed by the Escrow Agent or to reimburse the Escrow Agent on request for one-half of all expenses, disbursements and advances, including reasonable attorneys fees, incurred or made by the Escrow Agent in connection with carrying out its duties hereunder. The payment obligations of the Representatives, on behalf of the Stockholders, shall be paid out of, and charged against, the Escrow Cash, to the extent thereof.

VIII.          Discharge and Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving the Representatives and
          Parent at least thirty (30) days prior notice in writing of such resignation, but such resignation shall not be effective until a successor escrow agent shall have been appointed and shall have accepted such appointment in writing. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Representatives and Parent the Escrow Assets on presentation of the document appointing the successor escrow agent and its acceptance thereof, whereupon all of the Escrow Agent’s duties and obligations hereunder shall cease and terminate. If no successor escrow agent is so appointed within the 30-day period following such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent.

IX.    Representative Indemnification. Stockholders shall, jointly and severally, agree to indemnify, defend and hold each of the Representatives harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by the Representatives arising out of or in connection with their duties, obligations or performance as
                 Representatives under this Agreement, except as caused by their gross negligence or willful misconduct, including the legal costs and expenses of defending themselves against or initiating any claim or liability in connection with their performance hereunder. None of the Representatives shall have any liability under the terms or provisions of this agreement or instrument for any action taken or not taken in performance if their duties under this Agreement, except for such liability as arises for Representative’s gross negligence or willful misconduct. The terms of this paragraph shall survive the termination of (i) this Agreement and (ii), with respect to claims arising in connection with the
                 Representative’s duties while acting as such, the resignation or removal of any Representative.

X.    Discharge and Resignation of Representatives; Expenses of Representatives. Each Representative may resign from his or her duties or obligations hereunder by giving
                Parent and Escrow Agent at least thirty (30) days prior notice in writing of such resignation. In addition, the Stockholders to whom at least 50% of the Escrow Assets are deemed attributable as set forth in Exhibit A (the “Required Stockholder Interest”) may discharge any Representative of his or her duties or obligations hereunder by giving
                Parent and Escrow Agent at least thirty (30) days prior notice in writing of such resignation. Prior to the effective time of any resignation or discharge of a Representative, the
                Required Stockholder Interest shall provide written notice to Parent and Escrow Agent of a successor Representative. Upon the death or incapacity of any Representative, the
                Required Stockholder Interest shall provide prompt written notice to Parent and Escrow Agent of a successor representative. Any and all costs and expenses incurred by any
                Representative in connection with any action taken as Representative, including any action taken by Representatives in enforcing or defending Stockholders rights under this
                Agreement, shall be reimbursed to such Representative in cash out of the Escrow Cash in accordance with Section III.D. of this Agreement.

XI.    Termination. This Agreement, except Sections V, VI, VII, IX, and X shall terminate on disbursement of all Escrow Assets.

 XII.          Notice. All notices required or permitted to be given pursuant to this Agreement shall be given in writing, shall be transmitted by registered or certified mail, postage prepaid;
         and shall be addressed, as follows:

When Escrow Agent is the intended recipient:
U.S. BANK NATIONAL ASSOCIATION
535 Griswold St. Suite 550
Detroit, MI 48226
Attention: Corporate Trust Services
Facsimile: (313) 234-4716

If to Parent:
Talk America Holdings, Inc.
6805 Route 202
New Hope, PA 18938
Attention: Aloysius T. Lawn, IV, Esq.
Executive Vice President - General Counsel and Secretary
Facsimile: (215) 862-1960

With a copy to
Arnold & Porter LLP
399 Park Avenue
New York, NY 10022
Attention: Jonathan C. Stapleton, Esq.
Facsimile: (212) 715-1399

When the Representatives are the intended recipient:
Kevin E. Sheehan
c/o CID Equity Partners
One American Square
Suite 2850, Box 82074
Indianapolis, IN 46282
Facsimile: (317) 269-2355

David McL. Hillman
c/o PNC Equity Management Corp.
249 Fifth Avenue, 8th Floor
Pittsburgh, PA 15222
Facsimile: (412) 762-6233

William C. Mulligan
c/o Primus Venture Partners
5900 Landerbrook Drive
Suite 200
Mayfield Heights, OH 44124
Facsimile: (440) 684-7341

A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Parties. Each notice transmitted in the manner described in this Section X shall be deemed to have been given, received and become effective for all purposes at the time it, shall have been delivered to the addressee as indicated by the return receipt.

XIII.  Entire Agreement; Binding Effect; Assignment. The terms and provisions of this Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns. No Party shall assign any of its rights or delegate any of its duties under this Agreement (by operation of law or otherwise) without the prior written consent of the other Parties. In the case of any inconsistency or conflict between the provisions of this Agreement, the provisions of this Agreement shall govern.

XIV.   Amendments. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the other Parties and, if its rights, duties, immunities or indemnities as Escrow Agent are affected thereby, unless Escrow Agent shall have given its prior written consent thereto.

XV.      Governing Law; Jurisdiction. EXCEPT AS EXPRESSLY SET FORTH BELOW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
     WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE, OR CONFLICT OF LAW PROVISION OR RULE
             (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION
             OTHER THAN THE STATE OF DELAWARE. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each
             Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF PARENT, COMPANY, REPRESENTATIVE (FOR AND ON BEHALF OF ITSELF AND STOCKHOLDERS) AND THE
             ESCROW AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION,
             PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR
             ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

XVI.     Headings; Counterparts. The headings in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement. This Agreement may be signed in any number of counterparts.

XVII.    No Modification of Indemnification Agreement. Except as expressly provided herein, the rights and obligations of Parent and Company in this Agreement shall in no way affect their respective rights and obligations under the Merger Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective the date first above written.

LDMI TELECOMMUNICATIONS, INC.

By: /s/ Patrick O'Leary
Name: Patrick O'Leary
Title: CEO

TALK AMERICA HOLDINGS, INC.

                                                                                By: /s/ Aloysius T. Lawn IV
Name: Aloysius T. Lawn IV
Title: EVP - General Counsel

/s/ Kevin E. Sheehan
KEVIN E. SHEEHAN (AS REPRESENTATIVE)

/s/ David McL. Hillman
DAVID MCL. HILLMAN (AS REPRESENTATIVE)

/S/ William C. Mulligan
WILLIAM C. MULLIGAN (AS REPRESENTATIVE)

U.S. BANK NATIONAL ASSOCIATION

By: /s/ James Kowalski
Name: James Kowalski
Title: Vice President

EXHIBIT A

Preferred Stock Escrow Consideration

	Total Consideration		Escrowed Consideration(1)
Shareholder	Cash	Stock	Escrowed Cash	Escrowed Stock
CID Equity Capital V, LP One American Square Suite 2850 Indianapolis, IN 46282	$2,746,023.23	222,364.04 shares	$137,301.16	11,118.20 shares
CID Equity Capital VIII, LP One American Square Suite 2850 Indianapolis, IN 46282	305,847.67	24,766.55	15,292.38	1,238.33
Alpha Capital Fund II, LP 122 South Michigan Ave. Suite 1700 Chicago, IL 60603	540,891.44	43,799.64	27,044.57	2,189.98
Alpha Capital III SBIC, LP 122 South Michigan Ave. Suite 1700 Chicago, IL 60603	166,069.95	13,447.81	8,303.50	672.39
Miami Valley Venture Fund, LP 900 Kettering Tower Dayton, OH 45423	645,157.47	52,242.76	32,257.87	2,612.14
Primus Capital Fund IV, LP c/o Primus Venture Partners 5900 Landerbrook Drive Suite 780 Cleveland, OH 44124-4020	3,349,160.53	271,204.14	167,458.03	13,560.21
Primus Capital Fund V, LP c/o Primus Venture Partners 5900 Landerbrook Drive Suite 780 Cleveland, OH 44124-4020	2,071,793.37	167,767.10	103,589.65	8,388.35
Primus Exec. Fund LP c/o Primus Venture Partners 5900 Landerbrook Drive Suite 780 Cleveland, OH 44124-4020	139,514.65	11,297.44	6,975.72	564.87
Primus Exec. Fund V LP c/o Primus Venture Partners 5900 Landerbrook Drive Suite 780 Cleveland, OH 44124-4020	35,830.69	2,901.45	1,791.52	145.07
Windtel Holdings, LLC One Town Square Suite 780 Southfield, MI 48076-3732	5,326,878.31	431,353.31	266,343.92	21,567.67
PNC Capital Corp One PNC Plaza 249 Fifth Avenue, 8th Floor Pittsburgh, PA 15222	5,605,804.53	453,939.85	280,290.23	22,696.99
Stonehene Opportunity Fund, LC 191 N. Nationwide Blvd. Columbus, OH 43215	1,295,631.04	104,915.99	64,781.55	5,245.80
Total			$1,111,430.10	90,000.00 shares

(1) 5% of aggregate cash and stock paid to preferred stockholders as merger consideration.